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                                                                 Exhibit 10.8

                 AMENDMENT AGREEMENT NUMBER THREE TO LEASE

                            1001 E. MEADOW CIRCLE
                            PALO ALTO, CALIFORNIA

     THIS AMENDMENT AGREEMENT NUMBER THREE TO LEASE (this "Amendment") is entered into as of February 14, 1996, by and between W. F. BATTON AND MARIE
A. BATTON, TRUSTEES OF THE W. F. BATTON AND MARIE A. BATTON TRUST UTA DATED JANUARY 12, 1998 ("Lessor"), and INHALE THERAPEUTIC SYSTEMS, a California corporation ("Lessee").

                                    RECITALS

     A. W. F. Batton & Co., Inc., as lessor, and Lessee entered into a Standard Industrial Lease-Net dated as of September 17, 1992 (the "Lease") covering premises located at 1001 East Meadow Circle, Palo Alto, California (referred to in the Lease as "1015 East Meadow Circle") (the "Premises"). Capitalized terms used but not defined herein have the meanings assigned to them in the Lease.

     B. By letter dated March 2, 1993 from Lessor to Lessee it was confirmed that the Premises originally consisted of 13,442 square feet. Effective as of May 1, 1994 by Addendum IV to Lease, Paragraph 2, Premises, of the Lease was amended by adding 4,648 square feet, increasing the Premises from 13,442 square feet to 18,090 square feet.

     C. The Lease was amended by Amendment Agreement Number One to Lease entered into as of October 20, 1995 by W. F. Batton & Co., Inc., and Lessee. The Lease was amended by Amendment Number Two to Lease entered into as of November 15, 1995. The Lease dated September 17, 1992, as amended, is referred to herein collectively as the "Lease."

     D. The Premises have been further increased by 1,920 square feet of space by the transfer of 1,920 square feet from the premises of the adjoining tenant, JEOL USA, Inc. ("JEOL"), to the Premises of Lessee. The 1,920 square feet added to the Premises are the area 96 feet by 20 feet between columns B through G and bay 9 and bay 10.

     E. Lessor and Lessee now wish to amend the Lease to reflect the further increase in the number of square feet in the Premises by the transfer of said 1,920 square feet of space from JEOL to Lessee.


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                                   AGREEMENT


     NOW, THEREFORE, in consideration of the mutual covenants of the parties contained herein, the parties agree as follows:

     1.  The effective date of this Amendment is March 1, 1996.

     2. Paragraph 2 of the Lease is amended to provide that the address of the Premises is 1001 East Meadow Circle, Palo Alto, California 94303 and, with the addition of said 1,920 square feet of space, the Premises now consist of approximately 20,010 square feet.

     3. All construction costs incurred to separate the 1,920 square feet from the JEOL premises and to add said 1,920 square feet to the Premises of Lessee shall be paid 50% by Lessee and 50% by JEOL. Lessor shall not be liable for any of said construction costs.

     4. Paragraph 1, Premises, of Addendum IV to Lease is amended to provide that Lessee is leasing from Lessor and occupying seventy-one percent (71%) of the total number of square feet in the building (determined by dividing the number of square feet in the Premises, 20,010, by the total number of square feet in the building in which the Premises are located, 28,150 square feet). Lessee's share of the total operating expenses of the building and outside area of the real property of which the Premises are a part shall be seventy-one percent (71%) from and after the effective date of this Amendment.

     5. The OLD RENT SCHEDULE for the period 2/1/95 through 2/29/96 set forth in Paragraph 3 of Addendum IV to the Lease, Base Monthly Rent Schedule, which shall remain in effect through February 29, 1996 is as follows:

                                         Monthly Rent Per
              Months*                    Square Foot NNN
              ------                     ----------------
              25-36 (2/1/95-1/31/96)     $0.97 x 13,442     =     $13,038.74
                                          0.7375 x 4,648    =       3,427.90
                                                                  ----------
                                                                  $16,466.64

              37 (2/1/96-2/29/96)        $1.05 x 13,442     =     $14,114.10
                                         0.7375 x 4,648     =       3,427.90
                                                                  ----------
                                                                  $17,542.00

              *prior to 2/1/95, see Paragraph 3, Addendum IV


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     6.  Paragraph 3 of Addendum IV to the Lease, Base Monthly Rent Schedule,
is amended effective March 1, 1996, as follows:

                                         Monthly Rent Per
              Months                     Square Foot NNN
              ------                     ----------------
              38-48                      $1.05 x 13,442     =     $14,114.10
              (3/1/96-1/31/97)            0.7375 x 4,648    =       3,427.90
                                          1.01 x 1,920      =       1,939.20
                                                                  ----------
                                                                  $19,481.20

              49-64                      $1.10 x 13,442     =     $14,786.20
              (2/1/97-5/31/98)            0.7375 x 4,648    =       3,427.90
                                          1.01 x 1,920      =       1,939.20
                                                                  ----------
                                                                  $20,153.30

     7. Paragraph 3 of Amendment Number One to Lease dated October 20, 1995 is amended to read as follows:

         Paragraph 51 of Addendum II to the Lease is amended by deleting "61-120" from the column entitled "Months" and substituting "65-124 (6/1/98-5/31/03)" therefor. If the option to extend is exercised the Base Monthly Rent for the period June 1, 1998 through May 31, 1999 shall be equal to the Base Monthly Rent for May 1998 adjusted by the CPI increase for the twelve (12) months ending May 1998, minimum 3% maximum 6%. There shall be annual cumulative CPI increases thereafter (May through May) minimum 3% maximum 6%. In no event shall Base Monthly Rent for any twelve months period of the option term be less than Base Monthly Rent for the previous twelve months period.

     8. Except as amended hereby, the Lease shall remain in full force and effect.

     9. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Palo Alto, California, as of the date first above written.


              LESSOR: W. F. BATTON AND MARIE A. BATTON, TRUSTEES OF THE W. F. BATTON AND MARIE A. BATTON TRUST UTA DATED JANUARY 12, 1988


                                            /s/ W. F. BATTON
                                            ---------------------------------
                                            W. F. Batton, Trustee


                                            /s/ MARIE A. BATTON
                                            ---------------------------------
                                            Marie A. Batton, Trustee


              LESSEE:                       INHALE THERAPEUTIC SYSTEMS,
                                            a California corporation


                                         By /s/ AJIT SINGH GILL
                                            ---------------------------------

                                            Its Chief Financial Officer
                                                -----------------------------


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